                                                                     EXHIBIT (I)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1996-1 Monthly Statement
                      Class A Certificate CUSIP #25466KAU3
                      Class B Certificate CUSIP #25466KAV1

Distribution Date: June 15, 1999                   Month Ending:  May 31, 1999

Pursuant to the Series Supplement dated as of January 18, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 1996-1 on this Distribution Date
     (per $1000 of Class Initial Investor Interest)
     --------------------------------------------------------------------------------

     Series  1996-1                                     Total                 Interest            Principal
        Class A       29 days at 5.072500000%       $4.086180556            $4.086180556         $0.000000000

        Class B       29 days at 5.202500000%       $4.190902778            $4.190902778         $0.000000000

2.   Principal Receivables at the end of May, 1999
     ---------------------------------------------
 (a) Aggregate Investor Interest                                     $20,591,415,676.00

     Seller Interest                                                  $5,635,105,281.39

     Total Master Trust                                              $26,226,520,957.39

 (b) Group One Investor Interest                                     $18,041,415,676.00

 (c) Group Two Investor Interest                                      $2,550,000,000.00

 (d) Series 1996-1 Investor Interest                                  $1,052,632,000.00

 (e) Class A Investor Interest                                        $1,000,000,000.00

     Class B Investor Interest                                           $52,632,000.00

3.   Allocation of Receivables Collected During May, 1999
     ----------------------------------------------------

                                                               Finance Charge         Principal       Yield Collections/
                                                                Collections          Collections        Additional Funds
 (a) Allocation of Collections between Investors and Seller

     Aggregate Investor Allocation.                            $342,166,224.27    $3,005,773,816.62                $0.00

     Seller Allocation:                                         $93,439,080.24      $820,819,592.68                $0.00

 (b) Group One Allocation                                      $299,861,543.92    $2,634,146,544.48                $0.00

 (c) Group Two Allocation                                       $42,304,680.35      $371,627,272.14                $0.00

 (d) Series 1996-1 Allocations                                  $17,462,981.05      $153,404,303.18                $0.00

 (e) Class A Allocations                                        $16,590,028.02      $145,735,809.99                $0.00

     Class B Allocations                                           $872,953.03        $7,668,493.19                $0.00

 (f) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of May, 1999                                                      14.34%

 (g) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of May, 1999                                                       1.63%

 (h) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of May, 1999                                                      15.98%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                             Deposits into the          Deficit Amount
                               SPFAs on this               on this          SPFA          Investment
                             Distribution Date        Distribution Date   Balance           Income
          Series 1996-1           $0.00                      0.00          $0.00             $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------

                                                                                  Total Payments
                                Amount Paid on this     Deficit Amount              through this
                                 Distribution Date   on this Distribution Date    Distribution Date

          Series 1996-1                 $0.00                $0.00                     $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                           Deposits into the SIFA
                                          on this Distribution Date       SIFA Balance

          Series 1996-1                         $4,306,756.16                $0.00

7.   Pool Factors for May, 1999
     --------------------------

          Class A                                                 1.00000000

          Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                           Cumulative Investor
                                               This Distribution Date       Charged-Off Amount

       (a) Group One                                  $120,860,769.03               $0.00

       (b) Group Two                                   $17,051,123.43               $0.00

       (c) Series 1996-1                                $7,038,546.16               $0.00

       (d) Class A                                      $6,686,697.86               $0.00

           Class B                                        $351,848.30               $0.00

       (e) As an annualized percentage of
           Principal Receivables at the
           beginning of May, 1999                                8.02%                N/A

9.   Investor Losses on this Distribution Date
     -----------------------------------------

                                                                     Per $1,000 of Original
                                                         Total         Invested Principal

       (a) Group One                                     $0.00             $0.00

       (b) Group Two                                     $0.00             $0.00

       (c) Series 1996-1                                 $0.00             $0.00

       (d) Class A                                       $0.00             $0.00

           Class B                                       $0.00             $0.00

10.  Reimbursement of Investor Losses on this Distribution Date
     -----------------------------------------------------------

                                                                   Per $1,000 of Original
                                                         Total       Invested Principal

       (a) Group One                                     $0.00          $0.00

       (b) Group Two                                     $0.00          $0.00

       (c) Series 1996-1                                 $0.00          $0.00

       (d) Class A                                       $0.00          $0.00

           Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------

                                                                  Per $1,000 of Original
                                                         Total      Invested Principal

       (a) Group One                                     $0.00          $0.00

       (b) Group Two                                     $0.00          $0.00

       (c) Series 1996-1                                 $0.00          $0.00

       (d) Class A                                       $0.00          $0.00

           Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable on this Distribution Date
     ----------------------------------------------------------------

       (a) Group One                                            $30,124,582.78

       (b) Group Two                                             $4,250,000.00

       (c) Series 1996-1                                         $1,754,386.67

       (d) Class A                                               $1,666,666.67

           Class B                                                  $87,720.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                                    As a Percentage of
                                                   Total         Class A Invested Amount

          Series 1996-1 Class B               $105,263,200.00           10.5263%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                    Shared Amount    Class B Amount

       (a) Maximum Amount                                $0.00       $57,894,760.00

       (b) Available Amount                              $0.00       $57,894,760.00

       (c) Amount of Drawings on Credit Enhancement
           on this Distribution Date                     $0.00                $0.00

       (d) Credit Enhancement Fee on this
           Distribution Date                                             $19,294.43

15.  Delinquency Summary
     -------------------

          Master Trust Receivables Outstanding at the end of May, 1999       $26,621,602,707.65

                              Delinquent Amount     Percentage of Ending
          Payment Status      Ending Balance        Receivables Outstanding

          30-59 days           $625,006,193.74            2.35%

          60-179 days        $1,075,341,066.88            4.04%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------

       (a) Group One (2)                               4.56%

       (b) Group Two (2)                               4.69%

       (c) Series 1996-1 (3)                           4.95%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------

          Charge-offs net of recoveries as an annualized percentage of
          Principal Receivables at the beginning of May, 1999                      7.25%

                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee

                                   BY:
                                      ------------------------------

                                             Vice President

     -----------------------

      (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

      (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

      (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of (i) the monthly interest for each Class of this Series (see Item
          1), (ii) the monthly servicing fee for each Class of this Series (see
          Item 12(d)), (iii) the Investor Charge-Off Amount (see Item 8(c)), and
          (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

      (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1996-1 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of January 18, 1996 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-1 Master Trust Certificates for the Distribution Date occurring on June 15, 1999:

 1.   Greenwood is Master Servicer under the Pooling and Servicing
      Agreement.

 2.   The undersigned is a Servicing Officer of Greenwood as Master
      Servicer.

 3.   The aggregate amount of Collections processed during May, 1999 is
      equal to                                                                      $4,262,198,713.86

 4.   The aggregate amount of Class A Principal Collections processed during
      May, 1999 is equal to                                                           $145,735,809.99

 5.   The aggregate amount of Class A Finance Charge Collections processed
      during May, 1999 is equal to                                                     $16,590,028.02

 6a.  The aggregate amount of Class A Principal Collections recharacterized
      as Series Yield Collections during May, 1999 is equal to                                  $0.00

 6b.  The aggregate amount of Class A Additional Funds for this Distribution
      date is equal to                                                                          $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class A Required Amount Shortfall is                             $0.00
           equal to

      (b)  with respect to the Class A Cumulative Investor Charged-Off                          $0.00
           Amount is equal to

      (c)  with respect to the Class A Investor Interest is equal to                            $0.00

 8.   The sum of all amounts payable to the Class A Certificateholders on
      the current Distribution Date is equal to                                         $4,086,180.56

  9.  The aggregate amount of Class B Principal Collections processed during
      May, 1999 is equal to                                                             $7,668,493.19

 10.  The aggregate amount of Class B Finance Charge Collections processed
      during May, 1999 is equal to                                                        $872,953.03

 11a. The aggregate amount of Class B Principal Collections recharacterized
      as Series Yield Collections during May, 1999 is equal to                                  $0.00

 11b. The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                          $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                                $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                          $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                            $0.00

 13.  The sum of all amounts payable to the Class B Certificateholders on
      the current Distribution Date is equal to                                           $220,575.60

 14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

    IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of June, 1999.

                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:
                                   -----------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer